Exhibit 1.1
7,407,407 SHARES OF COMMON STOCK
WAG! GROUP CO.
UNDERWRITING AGREEMENT

July 17, 2024
Craig-Hallum Capital Group LLC
As the Representative of the
    Several underwriters, if any, named in Schedule I hereto
222 South Ninth Street, Suite 350
Minneapolis, Minnesota 55402

Ladies and Gentlemen:

The undersigned, Wag! Group Co., a company incorporated under the laws of Delaware (collectively with its subsidiaries and Affiliates (as defined below), including, without limitation, all entities disclosed or described in the Registration Statement as being subsidiaries or Affiliates of Wag! Group Co., the “Company”), hereby confirms its agreement (this “Agreement”) with the several underwriters (such underwriters, including the Representative (as defined below), the “Underwriters” and each an “Underwriter”) named in Schedule I hereto for which Craig-Hallum Capital Group LLC is acting as representative (the “Representative” and if there are no Underwriters other than the Representative, references to multiple Underwriters shall be disregarded and the term Representative as used herein shall have the same meaning as Underwriter) on the terms and conditions set forth herein.

It is understood that the several Underwriters are to make a public offering of the Public Shares (as defined below) as soon as the Representative deems it advisable to do so. The Public Shares are to be initially offered to the public at the public offering price set forth in the Prospectus Supplement (as defined below).
It is further understood that you will act as the Representative for the Underwriters in the offering and sale of the Closing Shares (as defined below) in accordance with this Agreement.

ARTICLE I.
DEFINITIONS
1.1Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:
        “Action” shall have the meaning ascribed to such term in Section 3.1(k).

“Affiliate” means with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person as such terms are used in and construed under Rule 405 under the Securities Act.
“Base Prospectus” means the base prospectus included in the Registration Statement.
“Board of Directors” means the board of directors of the Company.
“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee”  or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.
“Closing” means the closing of the purchase and sale of the Closing Shares pursuant to Section 2.1.
“Closing Date” means the hour and the date on the Trading Day on which all conditions precedent to (i) the Underwriters’ obligations to pay the Closing Purchase Price and (ii) the Company’s obligations to deliver the Closing Shares, in each case, have been satisfied or waived, but in no event later than 10:00 a.m. (New York City time) on the first (1st) Trading Day following the date hereof or at such earlier time as shall be agreed upon by the Representative and the Company.
“Closing Purchase Price” shall have the meaning ascribed to such term in Section 2.1(b), which aggregate purchase price shall be net of the underwriting discounts and commissions.
“Closing Shares” shall have the meaning ascribed to such term in Section 2.1(a).
“Commission” means the United States Securities and Exchange Commission.
“Common Stock” means the common stock of the Company, par value $0.0001 per share.
“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.
“Company Auditor” means PricewaterhouseCoopers LLP, with offices located at 1420 Fifth Avenue, Suite 2800, Seattle, WA 98101.
“Company Counsel” means Latham & Watkins LLP, with offices located at 140 Scott Drive, Menlo Park, CA 94025.
“Effective Date” shall have the meaning ascribed to such term in Section 3.1(f).
“EGS” means Ellenoff Grossman & Schole LLP, with offices located at 1345 Avenue of the Americas, New York, NY 10105.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Execution Date” shall mean the date on which the parties execute and enter into this Agreement.

“Exempt Issuance” means the issuance of (i) the Public Shares, (ii) shares of Common Stock, options to purchase Common Stock or other equity awards pursuant to any stock option or incentive plan or arrangement (including the shares of Common Stock underlying such options, equity awards or arrangements) described in the Registration Statement and Prospectus, including pursuant to any amendments thereto that have become effective after the date hereof, (iii) securities upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities or to extend the term of such securities, (iv) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in Section 4.12 herein, and provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities and (v) any securities of the Company in connection with any joint venture, commercial or collaborative relationship; provided that the sum of the aggregate number of securities so issued under this clause (v) shall not exceed 5% of the total outstanding shares of Common Stock immediately following the completion of this offering of Public Shares, provided further that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in Section 4.12 herein.
“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.
“FINRA” means the Financial Industry Regulatory Authority, Inc.
“GAAP” shall have the meaning ascribed to such term in Section 3.1(i).
“Indebtedness” means (i) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (ii) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and (iii) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP.
“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.
“Lock-Up Agreements” means the lock-up agreements that are executed and delivered on the date hereof by each of the Lock-Up Parties, substantially in the form of Exhibit A attached hereto.
“Lock-Up Parties” means the individuals and entities listed on Schedule II herein.
“Material Adverse Effect” means (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.
“Offering” shall have the meaning ascribed to such term in Section 2.1(c).
“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preliminary Prospectus” means any preliminary prospectus supplement relating to the Public Shares and the Offering thereof filed with the Commission pursuant to Rule 424(b), together with the Base Prospectus.
“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.
“Prospectus” means the Prospectus Supplement, together with the Base Prospectus.
“Prospectus Supplement” means the final prospectus supplement to the Base Prospectus relating to the Public Shares and the Offering thereof complying with Rule 424(b) of the Securities Act that is filed with the Commission.
“Public Shares” means, collectively, the Closing Shares.
“Registration Statement” means the shelf registration statement prepared by the Company on Form S-3 (File No. 333-274374) with respect to the Public Shares, as amended as of the date hereof, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act.
“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).
“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.
“Rule 462(b) Registration Statement” means any registration statement prepared by the Company registering additional Public Shares, which was filed with the Commission on or prior to the date hereof and became automatically effective pursuant to Rule 462(b) promulgated by the Commission pursuant to the Securities Act.
“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(i).
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Share Purchase Price” shall have the meaning ascribed to such term in Section 2.1(b).

“Subsidiary” means any subsidiary of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.
“Trading Day” means a day on which the principal Trading Market is open for trading.
“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).
“Transaction Documents” means this Agreement, the Lock-Up Agreements, and any other documents or agreements executed in connection with the transactions contemplated hereunder.
“Transfer Agent” means VStock Transfer LLC, with offices located at 18 Lafayette Place, Woodmere, NY 11598, and any successor transfer agent of the Company.
ARTICLE II.
PURCHASE AND SALE
2.1Closing.
ARTICLE I.Upon the terms and subject to the conditions set forth herein, the Company agrees to sell in the aggregate 7,407,407 shares of Common Stock, and each Underwriter agrees to purchase, severally and not jointly, at the Closing, the number of shares of Common Stock (the “Closing Shares”) set forth opposite the name of such Underwriter on Schedule I hereof.
(a)The aggregate purchase price for the Closing Shares shall equal the amount set forth opposite the name of such Underwriter on Schedule I hereto (the “Closing Purchase Price”). The purchase price for one Share shall be $1.2555 per Share (the “Share Purchase Price”); provided, however, the Share Purchase Price shall be $1.30275 for each Share sold to certain investors introduced to the Underwriters by the Company.
(b) On the Closing Date, each Underwriter shall deliver or cause to be delivered to the Company, via wire transfer to the account specified by the Company, immediately available funds equal to such Underwriter’s Closing Purchase Price and the Company shall deliver to, or as directed by, such Underwriter its respective Closing Shares and the Company shall deliver the other items required pursuant to Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of EGS or such other location as the Company and Representative shall mutually agree. The Public Shares are to be offered initially to the public at the offering price set forth on the cover page of the Prospectus (the “Offering”).
2.2Deliveries. The Company shall deliver or cause to be delivered to the Representative the following:
(i)At the Closing Date, the Closing Shares, which shares shall be delivered via The Depository Trust Company Deposit or Withdrawal at Custodian system for the accounts of the several Underwriters as directed by the Representative;
(ii)At the Closing Date, a legal opinion of Company Counsel addressed to the Underwriters, including, without limitation, a negative assurance letter, substantially in form and substance reasonably satisfactory to the Representative;
(iii)Contemporaneously herewith, a comfort letter, addressed to the Underwriters and in form and substance reasonably satisfactory in all respects to the Representative from the Company Auditor dated, respectively, as of the date of this Agreement and a bring-down letter dated as of the Closing Date;
(iv)On the Closing Date, the duly executed and delivered Officers’ Certificate, substantially in the form and substance reasonably satisfactory to the Representative;
(v)On the Closing Date, the duly executed and delivered Secretary’s Certificate, substantially in the form and substance reasonably satisfactory to the Representative;
(vi)On the Closing Date, if any, the duly executed and delivered Chief Financial Officer’s Certificate, substantially in the form and substance reasonably satisfactory to the Representative; and
(vii)Contemporaneously herewith, the duly executed and delivered Lock-Up Agreements.
2.3Closing Conditions. The respective obligations of each Underwriter hereunder in connection with the Closing, are subject to the following conditions being met or waived by the Representative:
(i)the accuracy in all material respects when made and on the date in question (other than representations and warranties of the Company already qualified by materiality, which shall be true and correct in all respects) of the representations and warranties of the Company contained herein (unless as of a specific date therein);

(ii)all obligations, covenants and agreements of the Company required to be performed at or prior to the date in question shall have been performed;
(iii)the delivery by the Company of the items set forth in Section 2.3 of this Agreement;
(iv)the Registration Statement shall be effective on the date of this Agreement and, at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the Company’s knowledge, shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative;
(v)by the Execution Date, if required by FINRA, the Underwriters shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement;
(vi)prior to the Closing Date, the Company shall have filed a Listing of Additional Shares Notification Form with the Trading Market with respect to the Public Shares; and
(vii)prior to and on the Closing Date: (i) there shall have been no material adverse change or development involving a prospective material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and Prospectus, (ii) no action suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Affiliate of the Company before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement and Prospectus, and (iii) the Registration Statement and Prospectus, and any amendments or supplements thereto, shall contain all material statements which are required to be stated therein in accordance with the Securities Act and the rules and regulations thereunder and shall conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder, and none of the Registration Statement or Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as follows:
(a)Subsidiaries. All of the direct and indirect Subsidiaries of the Company are set forth in the SEC Reports. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, nonassessable and free of preemptive and similar rights to subscribe for or purchase securities.
(b)Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents, except with respect to the Company’s non-significant subsidiaries, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, or reasonably be expected to result in a Material Adverse Effect and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.
(a)Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which the Company is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.
(c)No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Public Shares and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(d)Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Public Shares and the consummation by it of the transactions contemplated hereby, other than: (i) the filing with the Commission of the Prospectus, (ii) such consents, approvals, authorizations, orders and registrations or qualifications as may be required by FINRA and (iii) such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(e)Registration Statement. The Company has filed with the Commission the Registration Statement under the Securities Act, which became effective on September 13, 2023 (the “Effective Date”), for the registration under the Securities Act of certain securities. At the time of such filing, the Company met the requirements of Form S-3 under the Securities Act. The Registration Statement meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act and complies with said Rule and the Prospectus Supplement will meet the requirements set forth in Rule 424(b). The Company is eligible to use Form S-3 under the Securities Act and it meets the transaction requirements with respect to the aggregate market value of securities being sold pursuant to this offering and during the twelve (12) months prior to this offering, as set forth in General Instruction I.B.6 of Form S-3. Any reference in this Agreement to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act, on or before the date of this Agreement, or the issue date of the Preliminary Prospectus or the Prospectus, as the case may be; and any reference in this Agreement to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “described,” “referenced,” “set forth” or “stated” in the Registration Statement, the Preliminary Prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be. No stop order suspending the effectiveness of the Registration Statement or the use of the Preliminary Prospectus or the Prospectus has been issued, and no proceeding for any such purpose is pending or has been initiated or, to the Company's knowledge, is threatened by the Commission. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act. The Company will not, without the prior consent of the Representative, prepare, use or refer to, any free writing prospectus.
(f)Issuance of Shares. The Public Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, and free and clear of all Liens imposed by the Company. The Public Shares are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company that has not been duly waived or satisfied. All corporate action required to be taken for the authorization, issuance and sale of the Public Shares has been duly and validly taken. The Public Shares conform in all material respects to all statements with respect thereto contained in the Registration Statement and the Prospectus.

(g)Capitalization. The authorized capitalization of the Company is as set forth in the SEC Reports. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the Company’s stock option or incentive plans, the issuance of shares of Common Stock to current or former employees or other service providers pursuant to the Company’s employee stock purchase plans and pursuant to the conversion, vesting and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement. Except as set forth in the SEC Reports or granted under the Company’s stock option or incentive plans, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or the capital stock of any Subsidiary. The issuance and sale of the Public Shares will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Underwriters). There are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary. There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. The authorized shares of the Company conform in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus. The offers and sales of the Company’s securities were at all relevant times either registered under the Securities Act and the applicable state securities or Blue Sky laws or, based in part on the representations and warranties of the purchasers, exempt from such registration requirements. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Public Shares. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.
(h)SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with the Registration Statement, the Preliminary Prospectus and the Prospectus,

being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished by any Underwriter to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement and Prospectus, and any amendment or supplement thereto. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. The agreements and documents described in the SEC Reports conform to the descriptions thereof contained therein and there are no agreements or other documents required by the Securities Act and the rules and regulations thereunder to be described in the Registration Statement, the Preliminary Prospectus and the Prospectus or the SEC Reports or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to in the Registration Statement, the Preliminary Prospectus, the Prospectus, or the SEC Reports, or (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. None of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the best of the Company’s knowledge, any other party is in default thereunder and, to the best of the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. To the best of the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.
(i)Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option or incentive plans and (vi) no officer or director of the Company has resigned from any position with the Company. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Public Shares contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made. Unless otherwise disclosed in an SEC Report filed prior to the date hereof, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.
(j)Litigation. Except as set forth in the SEC Reports, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which would, individually or in the aggregate, if there were an unfavorable decision to the Company or its Subsidiaries, have or reasonably be expected to result in a Material Adverse Effect.
(k)Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(l)Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) to the Company’s knowledge, is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(m)Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect (each, a “Material Permit”), and except as described in the SEC Reports, neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.
(n)Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to (in the case of real property), or have valid and marketable rights to lease or otherwise use, all real property and all personal property that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries, (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP or that are being contested in good faith by appropriate proceedings and (iii) Liens that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(o)Intellectual Property. To the Company’s Knowledge, the Company and the Subsidiaries own, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, and other intellectual property rights necessary or required for with the operation of their respective businesses as described in the SEC Reports (collectively, the “Intellectual Property Rights”), except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the Intellectual Property Rights of any Person, except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of the Company, all Intellectual Property Rights registered with a governmental agency and owned by the Company or the Subsidiaries are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights, except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.
(p)Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts, taken as a whole, as are, in the Company and its Subsidiaries; reasonable judgment, adequate and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.
(q)Internal Accounting Controls; Disclosure Controls. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.

(r)No Broker’s Fees. Except as set forth in the Preliminary Prospectus and the Prospectus, neither the Company nor its Subsidiaries is party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or its Subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Public Shares.
(s)Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Public Shares and application of the proceeds thereof will not be, or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
(t)Registration Rights. Except as set forth in the SEC Reports, no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary that has not been duly waived or satisfied.
(u)Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.
(v)No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Public Shares to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.
(w)Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Public Shares hereunder, (i) the present fair saleable value of the Company’s assets exceeds the total amount of the Company’s liabilities (including known contingent liabilities), (ii) the Company does not have unreasonably small capital, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The SEC Reports sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(x)Stock Option Plans. Each stock option granted by the Company pursuant to the stock-based compensation plans of the Company (the “Company Stock Plans”), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, was granted (i) in material compliance with the terms of the Company Stock Plans and (ii) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company.
(y)Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees or assessments, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.
(z)Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware), which is in violation of law, or (iv) violated in any material respect any provision of FCPA. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the FCPA.
(aa)Independent Auditors. To the knowledge and belief of the Company, the Company Auditor is an independent registered public accounting firm with respect to the Company and its Subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act. To the knowledge and belief of the Company, BDO USA, LLP, whose report on the consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2022 is filed with the Commission as part of the Company’s most recent Annual Report on Form 10-K filed with the Commission and incorporated by reference into the Registration Statement, the Preliminary Prospectus and the Prospectus, are and, during the periods covered by their report, was an independent registered public accounting firm with respect to the Company and its Subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.
(ab)Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or Affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.
(ac)Margin Rules. Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in each of the Registration Statement and Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.
(ad)Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes in the jurisdictions where the Company or its Subsidiaries conducts business and the rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.
(ae)Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to the Representative or EGS shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.
(af)Sarbanes-Oxley Act. The qualifications of the persons serving as the Company’s directors comply with the Sarbanes-Oxley Act of 2002, as amended, and the rules promulgated thereunder applicable to the Company and the rules of the Trading Market.
(ag)Cybersecurity.  To the knowledge of the Company, during the last three (3) years, there has been no material security breach or other compromise of any of the Company’s or any Subsidiary’s information technology and computer systems, networks, hardware, software, and equipment (collectively, “IT Systems”), and the Company and the Subsidiaries have not been notified in writing of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to its IT Systems. The Company and the Subsidiaries have implemented and maintained commercially reasonable safeguards designed to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems, including backup and disaster recovery plans.
(ah)Compliance with Privacy Laws. The Company and the Subsidiaries are, and at all times during the last three (3) years were, in material compliance with all applicable state, federal and foreign data privacy and security laws and regulations, including, without limitation, the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, “Privacy Laws”). The Company and the Subsidiaries take commercially reasonable steps reasonably designed to maintain the security of Personal Data (as defined below). “Personal Data” means (i) any information which would qualify as “personally identifying information” or “personal data” under applicable Privacy laws; and (ii) any other piece of information that allows the identification of a natural person. To the knowledge of the Company, the execution, delivery and performance of the Transaction Documents will not result in a breach of any Privacy Laws.  Neither the Company nor the Subsidiaries (i) to the knowledge of the Company, has received from any governmental authority written notice of any actual or potential violation by the Company or the Subsidiaries of any of the Privacy Laws; or (ii) is a party to any order, decree, or agreement by or with any court or arbitrator or governmental authority that imposed any obligation or liability under any Privacy Law.
(ai)Environmental Laws.    The Company and its Subsidiaries (i) are in compliance with all federal, state, local and foreign laws relating to pollution, the protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”), (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (iii) are in compliance with all terms and conditions of any such permit, license or approval, where in each of clause (i), (ii) and (iii), the failure to so comply would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES
4.1Amendments to Registration Statement. The Company has delivered, or will as promptly as practicable deliver, to the Underwriters complete conformed copies of the Registration Statement and of each consent and certificate of experts, as applicable, filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and the Prospectus, as amended or supplemented, in such quantities and at such places as an Underwriter reasonably requests. Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to the Closing Date, any offering material in connection with the offering and sale of the Public Shares other than the Registration Statement, the Preliminary Prospectus, the Prospectus, any Permitted Free Writing Prospectus and copies of the documents incorporated by reference therein. The Company shall not file any such amendment or supplement to which the Representative shall reasonably object in writing.
4.2Federal Securities Laws.

(a)Compliance. During the time when a Prospectus is required to be delivered under the Securities Act with respect to the transactions contemplated herein, the Company will use its commercially reasonable efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Public Shares in accordance with the provisions hereof and the Prospectus. If at any time when a Prospectus relating to the Public Shares is required to be delivered under the Securities Act with respect to the transactions contemplated herein, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriters, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company will notify the Underwriters promptly and prepare and file with the Commission, subject to Section 4.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Securities Act.
(b)Filing of Final Prospectus. The Company will file the Prospectus (in form and substance satisfactory to the Representative) with the Commission pursuant to the requirements of Rule 424.
(c)Exchange Act Registration. For a period of three (3) years from the Execution Date, the Company will use its reasonable best efforts to maintain the registration of the Common Stock under the Exchange Act. The Company will not deregister the Common Stock under the Exchange Act without the prior written consent of the Representative.

(d)Free Writing Prospectuses. The Company represents and agrees that it has not made and will not make any offer relating to the Public Shares that would constitute an issuer free writing prospectus, as defined in Rule 433 of the rules and regulations under the Securities Act, without the prior written consent of the Representative, such consent not to be unreasonably withheld. Any such free writing prospectus consented to by the Representative is herein referred to as a “Permitted Free Writing Prospectus.” The Company represents that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus” as defined in rule and regulations under the Securities Act, and has complied and will comply with the applicable requirements of Rule 433 of the Securities Act, including timely Commission filing where required, legending and record keeping.

4.3Delivery to the Underwriters of Prospectuses. The Company will deliver to the Underwriters, without charge, from time to time during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act such number of copies of each Prospectus as the Underwriters may reasonably request and, as soon as the Registration Statement or any amendment or supplement thereto becomes effective, deliver to the Representative, upon request, two (2) original executed Registration Statements, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and all original executed consents of certified experts.

4.4Effectiveness and Events Requiring Notice to the Underwriters. The Company will notify the Underwriters immediately and confirm the notice in writing: (i) of the effectiveness of the Registration Statement and any amendment thereto, (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose, (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Public Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or related prospectus, (v) of the receipt of any comments or request for any additional information from the Commission, and (vi) of the happening of any event during the period described in this Section 4.4 that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement or related prospectus untrue or that requires the making of any changes in the Registration Statement or the related prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

4.5Expenses of the Offering.

(a)General Expenses Related to the Offering. The Company hereby agrees to pay on the Closing Date, to the extent not paid at the Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (i) all filing fees and communication expenses relating to the registration of the Public Shares to be sold in the Offering (with the Commission, (ii) all FINRA Public Offering Filing System fees associated with the review of the Offering by FINRA, (iii) all fees and expenses relating to the listing of such Closing Shares on the Trading Market and such other stock exchanges as the Company and the Representative together determine, (iv) all fees, expenses and disbursements relating to the registration or qualification of such Public Shares under the “blue sky” securities laws of such states and other foreign jurisdictions as the Representative may reasonably designate (including, without limitation, all filing and registration fees, and the fees and expenses of Blue Sky counsel), (v) the costs of all mailing and printing of the underwriting documents (including, without limitation, the Underwriting Agreement, any Blue Sky Surveys and, if appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriters’ Questionnaire and Power of Attorney), Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Representative may reasonably deem necessary, (vi) the costs and expenses of the Company’s public relations firm, (f) the costs of preparing, printing and delivering the Public Shares, (vii) fees and expenses of the Transfer Agent for the Public Shares (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company), (viii) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Underwriters, (ix) the fees and expenses of the Company’s accountants, and (x) the fees and expenses of the Company’s legal counsel and other agents and representatives. The Underwriters may also deduct from the net proceeds of the Offering payable to the Company on the Closing Date, the expenses set forth herein to be paid by the Company to the Underwriters.
(b)Expenses of the Representative. The Company further agrees that, in addition to the expenses payable pursuant to Section 4.5(a), on the Closing Date it will reimburse the Representative for its reasonable and documented out-of-pocket expenses, including, without limitation, the fees and expenses of counsel of the Representative, in connection with the Offering, up to $100,000 in the aggregate (which shall include any expenses under clause (ii) and (iv) under Section 4.5(a)) by deduction from the proceeds of the Offering contemplated herein.

4.6Application of Net Proceeds. The Company will apply the net proceeds from the Offering received by it in a manner consistent with the application described under the caption “Use of Proceeds” in the Prospectus.

4.7Delivery of Earnings Statements to Security Holders. The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth (15th) full calendar month following the Execution Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Securities Act or the Rules and Regulations under the Securities Act, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Securities Act) covering a period of at least twelve consecutive months beginning after the Execution Date; provided that the Company will be deemed to have furnished such statements to its security holders and the Representative to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system.

4.8Stabilization. Neither the Company, nor, to its knowledge, any of its employees, directors or shareholders (without the consent of the Representative) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Public Shares or to result in a violation of Regulation M under the Exchange Act.

4.9No Fiduciary Duties. The Company acknowledges and agrees that the Underwriters’ responsibility to the Company is solely contractual and commercial in nature, based on arms-length negotiations and that neither the Underwriters nor their Affiliates or any selected dealer shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its Affiliates in connection with the Offering and the other transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Underwriters may have financial interests in the success of the Offering that are not limited to the difference between the price to the public and the purchase price paid to the Company by the Underwriters for the shares. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty.

4.10Securities Laws Disclosure; Publicity. At the request of the Representative, by 9:00 a.m. (New York City time) on the date following the date hereof, the Company shall issue a press release disclosing the material terms of the Offering. The Company and the Representative shall consult with each other in issuing any other press releases with respect to the Offering, and neither the Company nor any Underwriter shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of such Underwriter, or without the prior consent of such Underwriter, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.

4.11Listing of Common Stock. The Company hereby agrees to use commercially reasonable efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed, and concurrently with the Closing, the Company shall apply to list or quote all of the Closing Shares on such Trading Market and promptly secure the listing of all of the Closing Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Closing Shares, and will use commercially reasonable efforts to take such other action as is necessary to cause all of the Closing Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company agrees to use commercially reasonable efforts to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.
4.12Subsequent Equity Sales.
(a)From the date hereof until ninety (90) days following the Closing Date, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents or file any registration statement or amendment or supplement thereto, other than the Prospectus, without prior written consent from the Representative.
(b)From the date hereof until one hundred eighty (180) days following the Closing Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price regardless of whether shares pursuant to such agreement have actually been issued and regardless of whether such agreement is subsequently canceled. Any Underwriter shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.
(c)Notwithstanding the foregoing, this Section 4.12 shall not apply in respect of an Exempt Issuance. In addition, the Company may file any registration statement on Form S-8 or a successor form thereto relating to any Company Stock Plan described in the Registration Statement and the Prospectus and any registration statement (including any amendments or supplements thereto) pursuant to registration rights outstanding as of the date of this Agreement.
4.13Research Independence. The Company acknowledges that each Underwriter’s research analysts and research departments, if any, are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriter’s research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of its investment bankers. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against such Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriter’s investment banking divisions. The Company acknowledges that the Representative is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short position in debt or equity securities of the Company.
ARTICLE V.
DEFAULT BY UNDERWRITERS

If on the Closing Date, any Underwriter shall fail to purchase and pay for the portion of the Closing Shares, which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), the Representative, or if the Representative is the defaulting Underwriter, the non-defaulting Underwriters, shall use their reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any other persons reasonably satisfactory to the Company, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Closing Shares, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours the Representative shall not have procured such other Underwriters, or any other persons reasonably satisfactory to the Company, to purchase the Closing Shares, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of Closing Shares, with respect to which such default shall occur does not exceed 10% of the Closing Shares covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Closing Shares, which they are obligated to purchase hereunder, to purchase the Closing Shares, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of Closing Shares, with respect to which such default shall occur exceeds 10% of the Closing Shares covered hereby, the Company or the Representative will have the right to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Article VI hereof. In the event of a default by any Underwriter or Underwriters and substitution of another person, as set forth in this Article V, the applicable Closing Date may be postponed for such period, not exceeding seven (7) days, as the Representative, or if the Representative is the defaulting Underwriter, the non-defaulting Underwriters, may determine in order that the required changes in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person not listed on Schedule I hereto that, pursuant to this Article V, is substituted for a defaulting Underwriter. Any action taken under this Article V shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
ARTICLE VI.
INDEMNIFICATION
6.1Indemnification of the Underwriters. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Underwriters, and each dealer selected by each Underwriter that participates in the offer and sale of the Public Shares (each a “Selected Dealer”) and each of their respective directors, officers and employees and each Person, if any, who controls such Underwriter or any Selected Dealer (“Controlling Person”) within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between such Underwriter and the Company or between such Underwriter and any third party or otherwise) to which they or any of them may become subject under the Securities Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement, the Preliminary Prospectus or Prospectus (as from time to time each may be amended and supplemented), or (ii) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Public Shares, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically); or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to the applicable Underwriter by or on behalf of such Underwriter expressly for use in the Registration Statement, the Preliminary Prospectus or the Prospectus , or any amendment or supplement thereto, as the case may be. With respect to any untrue statement or omission or alleged untrue statement or omission made in the Preliminary Prospectus, the indemnity agreement contained in this Section 6.1 shall not inure to the benefit of an Underwriter to the extent that any loss, liability, claim, damage or expense of such Underwriter results from the fact that a copy of the Prospectus was not given or sent to the Person asserting any such loss, liability, claim or damage at or prior to the written confirmation of sale of the Public Shares to such Person as required by the Securities Act and the rules and regulations thereunder, and if the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of non-compliance by the Company with its obligations under this Agreement. The Company agrees promptly to notify each Underwriter of the commencement of any litigation or proceedings against the Company or any of its officers, directors or Controlling Persons in connection with the issue and sale of the Public Shares or in connection with the Registration Statement, the Preliminary Prospectus or Prospectus.
6.2Indemnification of the Company. Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, its directors, officers, employees and agents who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in Section 6.1 above, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in the Registration Statement, the Preliminary Prospectus or Prospectus, or any amendment or supplement thereto, in reliance upon, and in strict conformity with, written information furnished to the Company with respect to such Underwriter by or on behalf of such Underwriter expressly for use in such Registration Statement, the Preliminary Prospectus or Prospectus, or any amendment or supplement thereto. Notwithstanding the provisions of this Section 6.2, no Underwriter shall be required to indemnify the Company for any amount in excess of the underwriting discounts and commissions applicable to the Public Shares purchased by such Underwriter. The Underwriters’ obligations in this Section 6.2 to indemnify the Company are several in proportion to their respective underwriting obligations and not joint.
6.3Procedure. If any action is brought against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Article VI, such person (the “Indemnified Person”), as the case may be, shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing of the institution of such action and the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Article VI that the Indemnifying Person may designate in such proceeding and shall pay the reasonable and documented fees and expenses in such proceeding and shall pay the reasonable and documented fees and expenses of such counsel related to such proceeding, as incurred. The Indemnified Person shall have the right to employ its or their own counsel, in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the employment of such counsel at the expense of the Indemnifying Person shall have been authorized in writing by the Indemnified Person in connection with the defense of such action, (ii) the Indemnifying Person shall not have employed counsel to have charge of the defense of such action within a reasonable time, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Indemnifying Person, in any of which events the reasonable and documented fees and expenses of not more than one additional firm of attorneys selected by such Indemnified Person shall be borne by the Indemnifying Person. Notwithstanding anything to the contrary contained herein, if any Indemnified Person shall assume the defense of such action as provided above, the

Indemnifying Person shall have the right to approve the terms of any settlement of such action which approval shall not be unreasonably withheld.
6.4Contribution.
(a)Contribution Rights. In order to provide for just and equitable contribution under the Securities Act in any case in which (i) any Indemnified Party makes a claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Article VI provides for indemnification in such case, or (ii) contribution under the Securities Act, the Exchange Act or otherwise may be required on the part of any such Indemnified Person in circumstances for which indemnification is provided under this Article VI, then, and in each such case, the Indemnifying Party shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement, as incurred, (a) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Public Shares pursuant to this Agreement or (b) if the allocation provided by clause (a) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) but also the relative fault of the Company, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that, no Indemnified Person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Indemnified Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6.4, each director, officer and employee of such Underwriter or the Company, as applicable, and each Indemnified Person, if any, who controls such Underwriter or the Company, as applicable, within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such Underwriter or the Company, as applicable. Notwithstanding the provisions of this Section 6.4, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Public Shares purchased by such Underwriter. The Underwriters' obligations in this Section 6.4 to contribute are several in proportion to their respective underwriting obligations and not joint.
(b)Contribution Procedure. Promptly after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, provided, that the failure to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section 6.4 are intended to supersede, to the extent permitted by law, any right to contribution under the Securities Act, the Exchange Act or otherwise available.

ARTICLE VII.
MISCELLANEOUS

7.1Termination.
(a)Termination Right. The Representative shall have the right to terminate this Agreement, by notice to the Company, at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in its opinion will in the immediate future materially disrupt, general securities markets in the United States, that as in the Representative’s judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Public Shares on the terms and in the manner contemplated by this Agreement and the Prospectus, or to enforce contracts made by the Underwriters for the sale of the Public Shares, (ii) if trading on the Trading Market shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction, (iii) if the United States shall have become involved in a new war or an increase in major hostilities, (iv) if a banking moratorium has been declared by a New York State or federal authority, (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets, or (vi) if the Company is in material breach of any of its representations, warranties or covenants hereunder.

(b)Expenses. In the event this Agreement shall be terminated pursuant to Section 7.1(a)(vi), within the time specified herein or any extensions thereof pursuant to the terms herein, the Company shall be obligated to pay to the Representative its reasonable, documented, actual and accountable out of pocket expenses related to the transactions contemplated herein then due and payable, including the fees and disbursements of EGS up to $25,000 (provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement).
(c)Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Article VI shall not be in any way effected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.
7.2Entire Agreement. The Agreement contains the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.
7.3Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given if mailed or transmitted and confirmed by any standard form of telecommunication. The address and e-mail address for such notices and communications shall be as set forth on the signature pages attached hereto.
7.4Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Representative. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.
7.5Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.
7.6Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.
7.7Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement

(whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding.
7.8Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Public Shares.
7.9Execution. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
7.10Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.
7.11Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Underwriters and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in this Agreement and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.
7.12Saturdays, Sundays, Holidays, etc.    If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

7.13Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. In addition, each and every reference to share prices and shares of Common Stock in this Agreement shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.
7.14WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVE FOREVER ANY RIGHT TO TRIAL BY JURY.

◦(Signature Pages Follow)

◦If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company and the several Underwriters in accordance with its terms.
Very truly yours,
WAG! GROUP CO.
By: /s/ Garrett Smallwood
Name:    Garrett Smallwood
Title:    Chief Executive Officer
Address for Notice:
Wag! Group Co.
55 Francisco Street, Suite 360
San Francisco, CA 94133
E-mail: [***]
Attention: Nicholas Yu

Copy to:
Latham & Watkins LLP
140 Scott Drive
Menlo Park, CA 94025
E-mail: [***]
Attention: Kathleen M. Wells and Richard Kim

Accepted on the date first above written.
CRAIG-HALLUM CAPITAL GROUP LLC
As the Representative of the several
Underwriters listed on Schedule I
By: Craig-Hallum Capital Group LLC
By: /s/ Rick Hartfiel
Name: Rick Hartfiel
Title: Head of Investment Banking

Address for Notice:
[Signature Page to Underwriting Agreement]

Craig-Hallum Capital Group LLC
222 South Ninth Street, Suite 350
Minneapolis, MN 55402
E-mail: [***]
Attention: Chris Jensen

Copy to:
Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas
New York, NY 10105
E-mail: [***]
Attention: Rob Charron

[Signature Page to Underwriting Agreement]

SCHEDULE I

Schedule of Underwriters

Underwriters	Closing Shares	Closing Purchase Price
Craig-Hallum Capital Group LLC	7,407,407	$9,394,761.97

Total	7,407,407	$9,394,761.97

◦SCHEDULE II
Lock-Up Parties

1.ACME Funds
2.Adam Storm
3.Alec Davidian
4.Battery Ventures
5.Brian Yee
6.David Cane
7.Dylan Allread
8.Garrett Smallwood
9.Jocelyn Mangan
10.Kimberly Blackwell
11.Maziar Arjomand
12.Melinda Chelliah
13.Nicholas Yu
14.Patrick McCarthy
15.Roger Lee
16.Sheila Marcelo

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Exhibit A

Form of Lock-Up Agreement

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LOCK-UP AGREEMENT

July [__], 2024

Craig-Hallum Capital Group LLC,
acting as representative (the “Representative”) to the several underwriters (collectively, the “Underwriters”) listed on Schedule I of the Underwriting Agreement referred to below:

Re:    Underwriting Agreement, dated July [__], 2024 (the “Underwriting Agreement”), by and between Wag! Group Co. (the “Company”) and the Representative
c/o Craig-Hallum Capital Group LLC
222 South Ninth Street, Suite 350
Minneapolis, MN 55402

Ladies and Gentlemen:
This letter agreement (this “letter agreement”) is being delivered to you in connection with the proposed Underwriting Agreement relating to a public offering of common stock (the “Public Offering”), $0.0001 par value per share (the “Common Stock”), of the Company. Capitalized terms used in this letter agreement and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

The undersigned irrevocably agrees with the Representative that, from the date hereof until ninety (90) days following the date of the final prospectus supplement relating to the Public Offering (such period, as may be reduced as hereinafter described, the “Restriction Period”), the undersigned will not, without the prior written consent of the Representative, offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any Affiliate (as defined in the Underwriting Agreement) of the undersigned or any person in privity with the undersigned or any Affiliate of the undersigned), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to, any shares of Common Stock or securities convertible, exchangeable or exercisable into, shares of Common Stock beneficially owned, held or hereafter acquired by the undersigned (together with the Common Stock, the “Securities”). Beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. The undersigned acknowledges that the Company shall provide written notice to the transfer agent of the Restriction Period and the Company and the transfer agent are hereby authorized to decline to make any transfer of Securities if such transfer would constitute a violation or breach of this letter agreement. The Representative may consent to an early release from the Restriction Period in its sole discretion.

Notwithstanding any of the foregoing, the restrictions set forth in the immediately preceding paragraph shall not apply to: (i) transfers made by the undersigned as a bona fide gift or gifts, including to a charity or educational institution, (ii) transfers or dispositions of Securities to a trust for the direct or indirect benefit of the undersigned or members of the undersigned’s immediate family, (iii) transfers or dispositions of Securities to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the undersigned or the immediate family of the undersigned, (iv) transfers or dispositions by will, other testamentary document or intestate succession, (v) distributions of Securities to partners, members, stockholders or owners of similar equity interests of the undersigned, (vi) transfers to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by, controlling or managing, or under common control with, the undersigned, (vii) sales of shares of Common Stock pursuant to a trading plan pursuant to Rule 10b5-1 under the Exchange Act (each such plan, a “Trading Plan”); provided that such Trading Plan was established prior to the entry into this letter agreement, and (viii) any sales in any “sell to cover” or similar open market transactions (including, without limitation, sales pursuant to any Trading Plan) made to satisfy tax withholding obligations of the undersigned as a result of the exercise, vesting and/or settlement of any outstanding options, restricted stock units, or
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other equity awards pursuant to plans described in the Prospectus Supplement (as defined in the Underwriting Agreement); provided, however, that in the case of any transfer or disposition pursuant to clause (i), (ii), (iii), (iv), (v) and (vi), (A) it shall be a condition that the transferee, donee or distributee executes and delivers to the Representative a written agreement, in substantially the form of this letter agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee), (B) that in the case of any transfer, disposition or sale pursuant to clause (i), (iv), (vii) and (viii), any report filed under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of Securities during the Restriction Period shall include a statement in such report that the filing relates to the circumstances described in the applicable clause above, and (C) that in the case of any transfer or disposition pursuant to clause (ii), (iii), (v) and (vi), no filing under Section 16(a) of the Exchange Act, or the rules promulgated thereunder, shall be required or shall be voluntarily made during the Restriction Period (other than a required filing on a Schedule 13F or 13G).

Furthermore, notwithstanding any of the foregoing, the undersigned may, without the prior written consent of the Representative, (i) transfer or dispose of Securities acquired in the Public Offering or in open market transactions after the completion of the Public Offering; provided that no filing under Section 16(a) of the Exchange Act, or the rules promulgated thereunder, shall be required or shall be voluntarily made during the Restriction Period in connection with subsequent sales of Securities acquired in the Public Offering or such open market transactions (other than a required filing on a Schedule 13F or 13G), (ii) transfer or surrender to the Company of Securities upon (A) a vesting event of the Company’s securities or (B) the exercise of options or warrants to purchase the Company’s securities, in each case on a “cashless” or “net exercise” basis or to cover tax withholding obligations of the undersigned in connection with such vesting or exercise; provided that any related filing under Section 16(a) of the Exchange Act reporting a disposition of Securities made in connection with such vesting or exercise shall include a statement in such report that the filing relates to the circumstances described in the applicable clause above, (iii) establish a Trading Plan so long as such Trading Plan does not permit the transfer of the Securities during the Restriction Period other than as otherwise allowed pursuant to this letter agreement, (iv) transfer of Securities to the Company pursuant to an agreement under which the Company has the option to repurchase shares or a right of first refusal with respect to transfer of such shares upon termination of service of the undersigned; provided that any report filed under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of Securities during the Restriction Period shall include a statement in such report that the filing relates to the circumstances described in this clause, (v) transfer or dispose of Securities that occurs by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce decree or settlement, or other order of a court or administrative or regulatory agency and (vi) transfer Securities pursuant to the transfer, sale, tender or other disposition of Securities to a bona fide third party pursuant to a tender offer for securities of the Company made to all stockholders of the Company, or any merger, consolidation, stock exchange or other business combination that results in all of the Company’s stockholders having the right to exchange their Securities for cash, securities or other property, in each case that is approved by the independent members of the Board of Directors (as defined in the Underwriting Agreement) of the Company and involves a change in ownership of a majority of the voting capital stock of the Company; provided that, in the event that the tender offer, merger, consolidation, stock exchange or other business combination is not completed, the Securities owned by the undersigned shall remain subject to the restrictions in this letter agreement. For purposes of this letter agreement, “immediate family” shall mean a spouse, domestic partner, sibling, parent, stepparent, grandparent, child, stepchild, grandchild or other lineal descendant (including by adoption), father-in-law, mother-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the undersigned.
In addition, the undersigned may, without the prior written consent of the Representative, exercise any rights to purchase, exchange or convert any stock options granted to the undersigned pursuant to the Company’s equity incentive plans referred to in the Prospectus Supplement, or exercise any warrants or other securities convertible into or exercisable or exchangeable for shares of Common Stock, which warrants or other securities are described in the Prospectus Supplement; provided that any shares of Common Stock issued upon exercise, conversion or exchange of such option, warrant or other security shall continue to be subject to the restrictions set forth herein until the expiration of the Restriction Period.

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The Representative agrees that, should a discretionary release or waiver of the foregoing restrictions be granted to any officer or director of the Company or holder of 1% or more of the outstanding shares of the Common Stock (each of the foregoing, a “Released Party”), the Representative shall provide at least two business days’ notice to the General Counsel of the Company prior to the effective date of such release or waiver (the effective date of such release or waiver, the “Release Date”), stating the percentage of shares of the Common Stock held by such Released Party to be released (calculated based on the shares of Common Stock held by such Released Party that are subject to the foregoing restrictions as of the close of business on the date set forth on the final prospectus used to sell the Securities). The Company shall, within two business days thereafter, send notice to the undersigned stating that the same percentage of the undersigned’s Securities shall be released from the restrictions set forth herein on the Release Date, and the Representative agrees to release such percentage of the undersigned’s Securities on the Release Date.

The undersigned acknowledges that the execution, delivery and performance of this letter agreement is a material inducement to each Underwriter to perform under the Underwriting Agreement and that each Underwriter (which shall be a third party beneficiary of this letter agreement) and the Company shall be entitled to specific performance of the undersigned’s obligations hereunder. The undersigned hereby represents that the undersigned has the power and authority to execute, deliver and perform this letter agreement, that the undersigned has received adequate consideration therefor and that the undersigned will indirectly benefit from the closing of the transactions contemplated by the Underwriting Agreement.

This letter agreement may not be amended or otherwise modified in any respect without the written consent of the Representative and the undersigned. This letter agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The undersigned hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in Manhattan, for the purposes of any suit, action or proceeding arising out of or relating to this letter agreement, and hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that (i) it is not personally subject to the jurisdiction of such court, (ii) the suit, action or proceeding is brought in an inconvenient forum, or (iii) the venue of the suit, action or proceeding is improper. The undersigned hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under the Underwriting Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. The undersigned hereby waives any right to a trial by jury. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The undersigned agrees and understands that this letter agreement does not intend to create any relationship between the undersigned and each Underwriter and that no relationship is created or intended by virtue of this letter agreement.
This letter agreement shall be binding on successors and assigns of the undersigned with respect to the Securities and any such successor or assign shall enter into a similar agreement for the benefit of the Underwriters.

This letter agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provisions hereof be enforced by, any other Person.
The undersigned shall automatically be released from all obligations under this letter agreement if: (i) the Underwriting Agreement does not become effective by July 31, 2024, (ii) if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, (iii) either the Company, on the one hand, or the Representative, on the other hand, notifies the other in writing that it does not intend to proceed with the Public Offering or (iv) the registration statement filed with the SEC in connection with the Public Offering is withdrawn prior to the Closing Date (as defined in the Underwriting Agreement).

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This letter agreement may be executed in two or more counterparts, all of which when taken together may be considered one and the same agreement.

_________________________
Signature
__________________________
Print Name
__________________________
Position in Company, if any

Address for Notice:

[Signature Page to Lock-Up Agreement]||